Exhibit 99.1

Michael Narikawa

EACO Corporation

(714) 876-2490	July 1, 2026

EACO CORPORATION REPORTS ALL TIME RECORD QUARTER NET SALES AND QUARTER NET INCOME

ANAHEIM, CALIFORNIA – EACO Corporation (OTCID:EACO) today reported the results for its quarter ended May 31, 2026.

Net sales, net income and earnings per share were as follows for the three months ended May 31, 2026 and 2025 (dollars in thousands, except per share information):

	Three Months Ended May 31,		%
	2026	2025	Change
	(unaudited)	(unaudited)
Net sales	$142,350	$111,410	27.8%

Net income	$13,565	$9,515	42.6%

Basic earnings per common share	$2.79	$1.95	43.1%

The Company had 491 sales employees at May 31, 2026, an increase of 48 employees or 11%, from the prior year quarter. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 122 SFT’s as of May 31, 2026, eight more than the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2026. The Company believes it continues to gain market share globally through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955, as amended. These forward-looking statements include, without limitation, statements related to our headcount expansion, growth in market share, and other statement that is not historical information. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, the impact of products offered by our competitors from time to time, and as well as uncertainty pertaining to international tariffs and international conflicts. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	May 31,	August 31,
	2026	2025*
ASSETS
Current Assets:
Cash and cash equivalents	$758	$728
Restricted cash	10	10
Trade accounts receivable, net	72,173	65,863
Inventory, net	94,846	83,980
Marketable securities, trading	33,235	30,375
Prepaid expenses and other current assets	19,185	5,009
Total current assets	220,207	185,965
Non-current Assets:
Property, equipment and leasehold improvements, net	35,943	34,670
Operating lease right-of-use assets	9,029	6,814
Other assets, net	2,910	2,704
Total assets	$268,089	$230,153
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$36,093	$33,179
Accrued expenses and other current liabilities	29,886	29,762
Current portion of long-term debt	4,113	135
Current portion of operating lease liabilities	3,502	2,843
Total current liabilities	73,594	65,919
Non-current Liabilities:
Long-term debt	-	4,079
Operating lease liabilities	6,017	4,305
Total liabilities	79,611	74,303
Commitments and Contingencies Note 8
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	77	74
Retained earnings	175,973	143,348
Total shareholders’ equity	188,478	155,850
Total liabilities and shareholders’ equity	$268,089	$230,153

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2025 filed with the U.S. Securities and Exchange Commission on November 20, 2025.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2026	2025	2026	2025
Net sales	$142,350	$111,410	$371,139	$305,462
Cost of sales	97,904	77,337	256,111	214,100
Gross margin	44,446	34,073	115,028	91,362
Operating expenses:
Selling, general and administrative expenses	26,445	21,627	71,730	60,979
Income from operations	18,001	12,446	43,298	30,383
Other income (expense):
Net gain (loss) on trading securities	251	277	710	761
Interest and other (expense)	(47)	(46)	(130)	(143)
Other income (expense), net	204	231	580	618
Income before income taxes	18,205	12,677	43,878	31,001
Provision for income taxes	4,640	3,162	11,196	7,835
Net income	13,565	9,515	32,682	23,166
Cumulative preferred stock dividend	(19)	(19)	(57)	(57)
Net income attributable to common shareholders	$13,546	$9,496	$32,625	$23,109
Basic earnings per share:	$2.79	$1.95	$6.71	$4.75
Diluted earnings per share:	$2.77	$1.94	$6.67	$4.73
Basic weighted average common shares outstanding	4,861,590	4,861,590	4,861,590	4,861,590
Diluted weighted average common shares outstanding	4,901,590	4,901,590	4,901,590	4,901,590

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended May 31,
	2026	2025
Operating activities:
Net income	$32,682	$23,166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,315	1,268
Bad debt expense	472	203
Deferred tax provision	(60)	(18)
Net unrealized loss (gain) on trading securities	27	(205)
Increase (decrease) in cash flow from change in:
Trade accounts receivable	(6,782)	(4,781)
Inventory	(10,866)	(13,178)
Prepaid expenses and other assets	(14,322)	27
Operating lease right-of-use assets	(2,215)	774
Trade accounts payable	1,786	6,268
Accrued expenses and other current liabilities	124	(3,416)
Operating lease liabilities	2,371	(704)
Net cash provided by operating activities	4,532	9,404
Investing activities:
Purchase of property, equipment, and leasehold improvements	(2,588)	(575)
(Purchases) of marketable securities, trading	(24,614)	(16,184)
Sales of marketable securities, trading	21,727	9,074
Net cash used in investing activities	(5,475)	(7,685)
Financing activities:
Borrowings on revolving credit facility	–	491
Repayments on long-term debt	(101)	(96)
Preferred stock dividend	(57)	(57)
Bank overdraft	1,128	4,377
Net cash provided by financing activities	970	4,715
Effect of foreign currency exchange rate changes on cash and cash equivalents	3	(7)
Net increase in cash, cash equivalents, and restricted cash	30	6,427
Cash, cash equivalents, and restricted cash - beginning of period	738	853
Cash, cash equivalents, and restricted cash - end of period	$768	$7,280
Supplemental disclosures of cash flow information:
Cash paid for interest	$130	$143
Cash paid for income taxes	$23,493	$9,213